PrintConfirmation - Windows Internet Explorer

https://finisar.equitybenefits.com/WebSite/Screens/PrintConfirmation.aspx?Type=

Finisar

HOME | E MAIL | CONTACT US | LOG OUT

Need Help? Phone: 1-800-516-4699
EMAIL: finisarcc@sos-team.com

Election Info | Make An Election

Print Confirmation

Your election has been recorded as follows:

Grant Number	Original Grant Date	Current Exercise Price Per Share	Revised Measurement Date	Fair Market Value of Finisar Common Stock on Revised Measurement Date	Total Number of Shares Subject to Outstanding Option	Number of Option Shares Eligible for Replacement in Tender Offer	Replace Entire Eligible Option?
4	Dec 10, 2003	$3.45	Dec 12, 2007	$3.15	750	750	(•) Yes ( ) No
5	Dec 10, 2004	$3.45	Dec 12, 2007	$3.15	750	550	(•) Yes ( ) No
6	Dec 10, 2005	$3.45	Dec 12, 2007	$3.15	750	50	(•) Yes ( ) No

Print this page by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the confirmation of your election in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within two business days after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a printed copy of this page via email to finisarcc@sos-team.com.

PRINT A CONFIRMATION | RETURN TO MAKE AN ELECTION

Done | Internet | 100%

PrintConfirmation - Windows Internet Explorer

https://finisar.equitybenefits.com/WebSite/Screens/PrintConfirmation.aspx?Type=

EMAIL: finisarcc@sos-team.com

Election Info | Make An Election

Print Confirmation

Your election has been recorded as follows:

Grant Number	Original Grant Date	Current Exercise Price Per Share	Revised Measurement Date	Fair Market Value of Finisar Common Stock on Revised Measurement Date	Total Number of Shares Subject to Outstanding Option	Number of Option Shares Eligible for Replacement in Tender Offer	Replace Entire Eligible Option?
4	Dec 10, 2003	$3.45	Dec 12, 2007	$3.15	750	750	(•) Yes ( ) No
5	Dec 10, 2004	$3.45	Dec 12, 2007	$3.15	750	550	(•) Yes ( ) No
6	Dec 10, 2005	$3.45	Dec 12, 2007	$3.15	750	50	(•) Yes ( ) No

Print this page by clicking the PRINT A CONFIRMATION button below and save a copy. This will serve as the confirmation of your election in the event our system does not register your election or provide you with an emailed "Election Confirmation Statement" within two business days after your submission. If you do not receive a confirmation email within two business days after your submission, please forward a printed copy of this page via email to finisarcc@sos-team.com.

PRINT A CONFIRMATION | RETURN TO MAKE AN ELECTION

Done | Internet | 100%